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                                                                   Exhibit 10.26





                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), entered into as of the 1st day of July, 1999, is by and among Cytation.com Incorporated, a New York corporation ("Cytation"), CollegeLink.com Incorporated, a Delaware corporation and wholly-owned subsidiary of Cytation (the "Company"), and Thomas Burgess ("Burgess").

                              W I T N E S S E T H :

         WHEREAS, the Company is engaged primarily in the business of providing on-line college application and related services; and

         WHEREAS, Cytation and the Company desire to employ Burgess as President of the Company under the terms and conditions specified herein, and Burgess desires to be so employed by the Company.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties do hereby agree as follows:

         1.       EMPLOYMENT AND DUTIES.

         (a) Effective as of July 1, 1999 and through the period ending June 30, 2000, Cytation and the Company hereby agree to employ Burgess as President of the Company. As such, Burgess shall have the responsibilities, duties and authority reasonably accorded to and expected of such position. Burgess will report directly to the Board of Directors of Cytation and carry out its directives to him.

         (b) Burgess hereby agrees to accept the employment, responsibilities and duties described in subparagraph (a) above upon the terms and conditions herein contained. Burgess agrees to devote all of his business and productive time, skill, attention and efforts to promote and further the business of the Company. In all aspects of his employment, Burgess shall faithfully adhere to, execute and fulfill all directives, policies and standards established by the Company. Burgess shall not, during the term of Burgess' employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Burgess' duties and responsibilities hereunder.


         2. COMPENSATION. For all services rendered by Burgess, the Company shall compensate Burgess as follows:


         (a) BASE SALARY. The Company shall pay to Burgess base salary at the rate of $140,000 per year. Base salary shall be paid in accordance with the Company's standard payroll procedures.
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         (b) STOCK OPTIONS. Effective as of July 1, 1999, the Company and
Cytation agree to award Burgess an option to purchase 300,000 shares of the common stock of Cytation, $.001 par value, at an exercise price equal to $6.125 per share. One third of such option shall vest and become exercisable on June 30, 2000, and the remaining portion of such option shall vest and become exercisable ratably on a monthly basis over a two-year period commencing on July 31, 2000 and ending June 30, 2002; provided, however, that in the event Burgess' employment is terminated at the expiration of this Agreement or thereafter for reasons other than Cause, this option shall become immediately exercisable in full as of the date of such termination. The option shall have a term of 10 years except as otherwise provided in Paragraph 4 hereof and the written option agreement between the Company and Burgess, the terms of which shall be conclusive and binding.


         (c) STOCK. Effective as of January 1, 2000, the Company and Cytation agree to award Burgess 5,000 shares of the common stock of Cytation, $.001 par value. Such 5,000 shares shall be included in the first registration statement filed by Cytation with the Securities and Exchange Commission on or after March 31, 2000 covering the offering of Cytation securities.

         (d) WELFARE AND RETIREMENT BENEFITS. During the term of Burgess' employment with the Company, Burgess may participate in such employee benefit plans, including but not limited to 401(k), pension, health and dental insurance plans, as the Company makes available generally to executives of the Company.

         (e) BUSINESS EXPENSES. During the term of this Agreement, the Company will reimburse Burgess in a manner consistent with Company practice for any reasonable travel and out-of-pocket expenses actually incurred by Burgess in connection with his employment hereunder. The Company's agreement under this subparagraph (d) is subject to Burgess' substantiation and reporting of such expenses in accordance with Company policy and federal and state income tax laws.

         3.       NON-COMPETITION AGREEMENT.

         (a) Burgess will not, during the period of Burgess' employment by or with the Company, and for a period of one (1) year immediately following the termination of Burgess' employment under this Agreement, for any reason whatsoever, directly or indirectly, for Burgess or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, stockholder,
                  owner, partner, joint venturer, or in a managerial, consulting or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which offers any services or products in direct competition with the Company within the United States of America ("USA");

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                           (ii) call upon any person who is, at that time,
                  within the USA, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Company;

                           (iii) call upon any person or entity which is, at
                  that time, or which has been, within one (1) year prior to that time, a client of Company within the USA for the purpose of soliciting or selling products or services in direct competition with the Company within the USA;

                           (iv) call upon any prospective acquisition candidate,
                  on Burgess' own behalf or on behalf of any competitor, which candidate was, to Burgess' actual knowledge after due inquiry, either called upon by Company or for which Company made an acquisition analysis, for the purpose of acquiring such entity; or

                           (v) induce or attempt to induce any person known by
                  Burgess to be a customer, supplier, or business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between the Company and any person known by Burgess to be a customer, supplier, licensee, or business relation of the Company.

         Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit Burgess from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Company for which Company would have no other adequate remedy, Burgess agrees that the foregoing covenants may be enforced by Company in the event of breach by Burgess, by injunctions and restraining orders.

         (c) The covenants in this Paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         (d) Burgess acknowledges that the covenants in this Paragraph 3 (i) are agreed to by Burgess as an inducement for and in consideration of the Company's entering into this Agreement, and (ii) contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company.

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         (e) Burgess agrees that all of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, that Company shall be the beneficiary of and have the right to enforce such covenants, and that the existence of any claim or cause of action of Burgess against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the period of one (1) year following termination of Burgess' employment stated at the beginning of this Paragraph 3, during which the agreements and covenants of Burgess made in this Paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Burgess is in violation of any provision of this Paragraph 3.

         4.       TERM AND TERMINATION.

         (a) TERM. Burgess' employment pursuant to this Agreement shall begin on July 1, 1999 and shall terminate on June 30, 2000. This Agreement may be extended only by a further written agreement between the parties. Future employment of Burgess by the Company or Cytation without a written agreement between the parties will be "at-will" employment. Notwithstanding the foregoing, either party may terminate this Agreement as described below.

         (b) EXECUTIVE RESIGNATION. Burgess may terminate the Agreement by providing Cytation with at least thirty (30) business days advance written notice. Upon termination of this Agreement by Burgess, Burgess shall be entitled to receive base salary accrued through the date of termination. The stock option described in Paragraph 2(b) hereof shall terminate immediately.

         (c) COMPANY TERMINATION WITHOUT CAUSE. Cytation may terminate this Agreement without Cause (as defined below) by providing Burgess at least thirty
(30) business days advance written notice. Upon termination of this Agreement by Cytation without Cause, Burgess shall be entitled to receive base salary through June 30, 2000 as provided in Paragraph 2(a) hereof. The stock option described in Paragraph 2(b) hereof shall become immediately vested and exercisable in full, and shall remain outstanding for a period of one year following such termination.

         (d) TERMINATION FOR CAUSE. Cytation may terminate this Agreement without notice for Cause (as defined below). In the event Cytation terminates Burgess' employment during the term of this Agreement for Cause, Burgess shall be entitled to base salary accrued through the date of termination, but shall be entitled to no further rights or benefits hereunder. The stock option described in Paragraph 2(b) hereof shall terminate immediately. For purposes of this Agreement, "Cause" means, as determined in good faith by two-thirds of the Board of Directors of Cytation, (1) Burgess' material and irreparable breach of this Agreement, (2) Burgess' gross negligence in the performance of any of his material duties and responsibilities hereunder; (3) Burgess' willful dishonesty or fraud with respect to the business or affairs of the Company; (4) Burgess' conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Burgess.

         (e) DEATH. Upon the death of Burgess during the term of this Agreement, the Company shall pay to Burgess' designated beneficiary(ies) compensation accrued through the last day of the month in which the date of death occurs.

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         5. RETURN OF COMPANY PROPERTY. All records, files, business plans, financial statements, manuals, memoranda, lists, designs, patents, and other property delivered to or compiled by Burgess by or on behalf of Company or any of its representatives, vendors or clients which pertain to the business of Company shall be and remain the property of Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of Company which is collected by Burgess shall be delivered promptly to the Company without request by it upon termination of Burgess' employment.

         6. INVENTIONS AND WORKS. Burgess shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, and any and all works of authorship (including computer software), whether copyrightable or not, which are conceived or made by Burgess, solely or jointly with another, during the period of employment or within six (6) months thereafter and which are directly related to the business or activities of Company and which Burgess conceives as a result of Burgess' employment by the Company. Burgess hereby assigns and agrees to assign all Burgess' interests therein to the Company or its nominee. Whenever requested to do so by the Company, Burgess shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain copyright registration or Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. TRADE SECRET, PROPRIETARY AND CONFIDENTIAL INFORMATION. Burgess acknowledges and agrees that during the course of Burgess' employment with the Company, Burgess may learn about, develop or be entrusted with Trade Secret, Proprietary and Confidential Information. The Company has in the past and will in the future use reasonable efforts to keep secret the Trade Secret, Proprietary and Confidential Information. Burgess expressly acknowledges and agrees that unless the Trade Secret, Proprietary and Confidential Information becomes publicly known through legitimate means not involving an act or omission by Burgess: (i) the Trade Secret, Proprietary and Confidential Information is, and at all times shall remain, the sole and exclusive property of the Company,
(ii) Burgess shall use the utmost diligence to guard and protect the Trade Secret, Proprietary and Confidential Information from disclosure to any other person or entity except in the scope of the discharge of his duties to the Company; (iii) Burgess shall not use for his own benefit, or for the benefit of any other person or entity other than the Company, and shall not disclose, directly or indirectly, to any other person or entity, any of the Trade Secret, Proprietary and Confidential Information except in the scope of the discharge of his duties to the Company; and (iv) except in the scope of the discharge of his duties to the Company, Burgess shall not seek or accept any of the Trade Secret, Proprietary and Confidential Information from any former, present, or future employee of the Company.

         For purposes of this Agreement, "Trade Secret, Proprietary or Confidential Information" means any and all confidential, trade secret and/or proprietary information of the Company or its clients, including without limitation financial information, projected budgets, marketing strategies, past performances, client lists, pricing policies, operational methods, marketing plans

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or strategies, product development techniques or plans, flowcharts, software programs, data, systems, techniques, business acquisition plans, inventions and research projects and other business affairs or any other documents or materials, whether or not reduced to tangible form, pertaining to the business of Company.

         8. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Burgess and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified or extended except by a further writing signed by a duly authorized officer of the Company and Burgess, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         9. NOTICE. Whenever notice is required hereunder, it shall be given in writing and addressed to Cytation and the Company at the main business office of Cytation, and to Burgess at the address reflected in the payroll records of the Company, with a copy to Michael F. Sweeney, Esq., Duffy & Sweeney, LLP, 76 Westminster Street, Providence, Rhode Island 02903.

         10. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

         11. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or performance hereof will be settled by arbitration in accordance with the laws of the State of Delaware by an arbitrator mutually agreed upon by the Company and Burgess. If an arbitrator cannot be agreed upon, the Company and Burgess shall each choose an arbitrator, and these two together shall select a third arbitrator. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator will be appointed by the American Arbitration Association in Providence, Rhode Island. Such arbitration will be conducted in the City of Providence in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         CYTATION.COM INCORPORATED



                                         By: /s/ Richard A. Fisher
                                            ------------------------------------
                                         Title: Chairman
                                               ---------------------------------



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                                        COLLEGELINK.COM INCORPORATED


                                        By: /s/ Edward Hayes
                                            ------------------------------------

                                        Title: Treasurer
                                               ---------------------------------

                                        THOMAS BURGESS:


                                        /s/ Thomas Burgess
                                        ----------------------------------------
                                        Thomas Burgess



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